Exhibit 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the Class A Common Stock, par value $0.0001 per share, of NuScale Power Corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

 IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of November 27, 2024.

JAPAN NUSCALE INNOVATION, LLC By: /s/ Yasuharu Kimura Name: Yasuharu Kimura Title: Director, Chairperson of the Board	JAPAN BANK FOR INTERNATIONAL COOPERATION By: /s/ Yasuaki Yoneyama Name: Yasuaki Yoneyama Title: Managing Executive Officer Global Head of Equity Finance Group
IHI CORPORATION By: /s/ Masanori Ijichi Name: Masanori Ijichi Title: Division Director of Nuclear Power Plant Project Center	IHI AMERICAS INC. By: /s/ Takao Tanaka Name: Takao Tanaka Title: President and Chief Executive Officer
JGC HOLDINGS CORPORATION By: /s/ Tadashi Ishizuka Name: Tadashi Ishizuka Title: Representative Director, President, and Chief Operating Officer	JGC AMERICA, INC. By: /s/ Eiji Shirakawa Name: Eiji Shirakawa Title: President, Director
CHUBU ELECTRIC POWER CO., INC. By: /s/ Yukiko Morishita Name: Yukiko Morishita Title: Deputy Division CEO of Global Business	CHUBU GLOBAL INVESTMENT AMERICAS INC. By: /s/ Jun Matsuda Name: Jun Matsuda Title: President

Signature Page to Schedule 13D Joint Filing Agreement